NEWS RELEASE

MATERION CORPORATION REPORTS RECORD FIRST QUARTER 2019 FINANCIAL RESULTS AND RAISES FULL-YEAR 2019 EARNINGS GUIDANCE

MAYFIELD HEIGHTS, Ohio - May 2, 2019 - Materion Corporation (NYSE:MTRN) today reported first quarter 2019 financial results.

First Quarter 2019 Results

Net sales were $301.4 million; value-added sales increased 4% to a first quarter record of $187.7 million

Operating profit was a record $21.4 million, or 11.4% of value-added sales, the ninth consecutive quarterly year-over-year increase

Diluted earnings per share were a record $0.82, up 61% year-over-year

Earnings Guidance

The Company is raising its full-year 2019 adjusted earnings guidance to $2.80 to $3.00 per share, diluted; a 22% increase over prior year earnings

“Our momentum continued in the first quarter as we delivered record earnings and the ninth consecutive quarter of year-over-year value-added sales and profit growth,” stated Jugal Vijayvargiya, President and Chief Executive Officer. “We remain intently focused on our multi-pillar strategy to consistently deliver profitable growth. Based on our first quarter performance and outlook, we are raising our full-year 2019 adjusted earnings guidance range to reflect a 22% year-over-year increase in earnings.”

FIRST QUARTER 2019 RESULTS

Net sales for the first quarter of 2019 were $301.4 million, compared to $303.5 million for the prior year. Value-added sales of $187.7 million were a first quarter record, up 4% from the prior year. Strong commercial execution particularly in the defense, energy, and telecom infrastructure end markets drove the value-added sales growth and more than offset weakness in consumer electronics.

Operating profit for the first quarter was $21.4 million, or 11.4% of value-added sales and increased 61% compared to $13.3 million in the prior year. Operating profit reached the highest level for any quarter and marks the third consecutive quarter with double-digit profit margins. The significant improvement in profitability reflects a favorable sales mix of more differentiated products being sold into critical applications combined with improved operational performance.
First quarter 2019 net income was $16.9 million, or $0.82 per share, diluted, up 61% compared to 2018.
OUTLOOK

The Company has now achieved nine consecutive quarters of year-over-year value-added sales and adjusted operating profit growth. We continue to demonstrate an ability to navigate macroeconomic uncertainty and market softness in consumer electronics through the execution of our multi-pillar strategy. Based on our first quarter performance and outlook, we are raising full-year 2019 adjusted earnings guidance approximately 8% from $2.62 to $2.74 per share, diluted, to $2.80 to $3.00 per share. The midpoint of the revised guidance represents a 22% increase from the prior year.

ADJUSTED EARNINGS GUIDANCE

It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 and 5 to this press release.

CONFERENCE CALL

Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, May 2, 2019. The conference call will be available via webcast through the Company’s website at www.materion.com or through www.InvestorCalendar.com. By phone, please dial (877) 407-0778. Callers outside the U.S. can dial (201) 689-8565. A replay of the call will be available until May 16, 2019 by dialing (877) 481-4010 or (919) 882-2331; please reference replay ID number 41629. The call will also be archived on the Company’s website.

FORWARD-LOOKING STATEMENTS

Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements, in particular, the outlook provided above. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors.

These factors include, in addition to those mentioned elsewhere herein:

•	Actual net sales, operating rates, and margins for 2019;

•	The global economy, including the impact of tariffs and trade agreements;

•	The impact of any U.S. Federal Government shutdowns and sequestrations;

•
The condition of the markets which we serve, whether defined geographically or by segment, with the major market segments being: consumer electronics, industrial components, medical, automotive electronics, defense, telecommunications infrastructure, energy, commercial aerospace, and science;

•	Changes in product mix and the financial condition of customers;

•	Our success in developing and introducing new products and new product ramp-up rates;

•	Our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values;

•	Our success in identifying acquisition candidates and in acquiring and integrating such businesses;

•	The impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions;

•	Our success in implementing our strategic plans and the timely and successful completion and start-up of any capital projects;

•
Other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal financing fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Company’s stock price on the cost of incentive compensation plans;

•	The uncertainties related to the impact of war, terrorist activities, and acts of God;

•	Changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations;

•	The conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; and

•	The risk factors as set forth in Item 1A of our 2018 Annual Report on Form 10-K.
Materion Corporation is headquartered in Mayfield Heights, Ohio. The Company, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems.

Investor Contact:                        Media Contact:
Stephen F. Shamrock                    John G. McCloskey
(216) 383-4010                        (216) 383-6835
stephen.shamrock@materion.com            john.mccloskey@materion.com

https://materion.com
Mayfield Hts-g

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	First Quarter Ended
(In thousands except per share amounts)	March 29, 2019	March 30, 2018
Net sales	$301,441	$303,467
Cost of sales	232,129	245,187
Gross margin	69,312	58,280
Selling, general, and administrative expense	40,064	38,462
Research and development expense	3,740	3,643
Other — net	4,121	2,924
Operating profit	21,387	13,251
Interest expense — net	466	730
Other non-operating expense—net	245	442
Income before income taxes	20,676	12,079
Income tax expense	3,770	1,515
Net income	$16,906	$10,564
Basic earnings per share:
Net income per share of common stock	$0.83	$0.52
Diluted earnings per share:
Net income per share of common stock	$0.82	$0.51
Weighted-average number of shares of common stock outstanding:
Basic	20,267	20,135
Diluted	20,606	20,574

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets

	(Unaudited)
(Thousands)	March 29, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$41,864	$70,645
Accounts receivable	144,952	130,538
Inventories, net	224,198	214,871
Prepaid and other current assets	23,832	23,299
Total current assets	434,846	439,353
Deferred income taxes	5,301	5,616
Property, plant, and equipment	908,481	898,251
Less allowances for depreciation, depletion, and amortization	(656,326)	(647,233)
Property, plant, and equipment—net	252,155	251,018
Operating lease, right-of-use asset	28,327	—
Intangible assets	5,808	6,461
Other assets	7,725	7,236
Goodwill	90,600	90,657
Total Assets	$824,762	$800,341
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$836	$823
Accounts payable	56,586	49,622
Salaries and wages	24,435	47,501
Other liabilities and accrued items	38,228	33,301
Income taxes	5,877	2,615
Unearned revenue	5,194	5,918
Total current liabilities	131,156	139,780
Other long-term liabilities	11,231	14,764
Operating lease liabilities	22,575	—
Finance lease liabilities	18,502	15,221
Retirement and post-employment benefits	37,813	38,853
Unearned income	31,478	32,563
Long-term income taxes	3,067	2,993
Deferred income taxes	194	195
Long-term debt	1,869	2,066
Shareholders’ equity	566,877	553,906
Total Liabilities and Shareholders’ Equity	$824,762	$800,341

Attachment 3
Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
(Thousands)	March 29, 2019	March 30, 2018
Cash flows from operating activities:
Net income	$16,906	$10,564
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, depletion, and amortization	9,067	9,207
Amortization of deferred financing costs in interest expense	236	261
Stock-based compensation expense (non-cash)	1,547	771
Deferred income tax expense (benefit)	371	(359)
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	(14,698)	(8,582)
Decrease (increase) in inventory	(9,561)	5,097
Decrease (increase) in prepaid and other current assets	(556)	(634)
Increase (decrease) in accounts payable and accrued expenses	(16,030)	(16,308)
Increase (decrease) in interest and taxes payable	2,525	1,626
Domestic pension plan contributions	(1,500)	(9,000)
Other-net	(924)	(818)
Net cash used in operating activities	(12,617)	(8,175)
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(8,027)	(7,867)
Payments for mine development	(1,352)	(1,661)
Proceeds from sale of property, plant, and equipment	58	3
Net cash used in investing activities	(9,321)	(9,525)
Cash flows from financing activities:
Repayment of long-term debt	(197)	(190)
Principal payments under finance lease obligations	(298)	(211)
Cash dividends paid	(2,125)	(2,012)
Repurchase of common stock	(199)	—
Payments of withholding taxes for stock-based compensation awards	(3,978)	(2,133)
Net cash used in financing activities	(6,797)	(4,546)
Effects of exchange rate changes	(46)	608
Net change in cash and cash equivalents	(28,781)	(21,638)
Cash and cash equivalents at beginning of period	70,645	41,844
Cash and cash equivalents at end of period	$41,864	$20,206

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales
(Unaudited)

	First Quarter Ended				Fourth Quarter Ended
(Millions)	March 29, 2019		March 30, 2018		December 31, 2018
Net Sales
Performance Alloys and Composites	$127.1		$118.3		$128.5
Advanced Materials	144.0		153.5		138.7
Precision Coatings	30.3		31.7		30.9
Other	—		—		—
Total	$301.4		$303.5		$298.1

Less: Pass-through Metal Cost
Performance Alloys and Composites	$17.5		$18.0		$18.4
Advanced Materials	86.5		95.2		85.9
Precision Coatings	7.8		8.1		6.7
Other	1.9		0.9		1.3
Total	$113.7		$122.2		$112.3

Value-added Sales (non-GAAP)
Performance Alloys and Composites	$109.6		$100.3		$110.1
Advanced Materials	57.5		58.3		52.8
Precision Coatings	22.5		23.6		24.2
Other	(1.9)		(0.9)		(1.3)
Total	$187.7		$181.3		$185.8

Gross Margin		% of VA		% of VA		% of VA
Performance Alloys and Composites	$39.3	36%	$27.8	28%	$38.7	35%
Advanced Materials	22.0	38%	20.8	36%	16.4	31%
Precision Coatings	9.4	42%	10.0	42%	10.2	42%
Other	(1.4)	—	(0.3)	—	0.8	—
Total	$69.3	37%	$58.3	32%	$66.1	36%

Operating Profit		% of VA		% of VA		% of VA
Performance Alloys and Composites	$18.9	17%	$9.9	10%	$19.9	18%
Advanced Materials	7.1	12%	5.9	10%	(0.7)	(1)%
Precision Coatings	2.1	9%	3.4	14%	2.4	10%
Other	(6.7)	—	(5.9)	—	(7.2)	—
Total	$21.4	11%	$13.3	7%	$14.4	8%

	First Quarter Ended				Fourth Quarter Ended
(Millions)	March 29, 2019		March 30, 2018		December 31, 2018
Special Items
Performance Alloys and Composites	$—		$—		$(1.9)
Advanced Materials	—		—		5.6
Precision Coatings	—		—		—
Other	—		0.7		—
Total	$—		$0.7		$3.7

Operating Profit Excluding Special Items		% of VA		% of VA		% of VA
Performance Alloys and Composites	$18.9	17%	$9.9	10%	$18.0	16%
Advanced Materials	7.1	12%	5.9	10%	4.9	9%
Precision Coatings	2.1	9%	3.4	14%	2.4	10%
Other	(6.7)	—	(5.2)	—	(7.2)	—
Total	$21.4	11%	$14.0	8%	$18.1	10%

The cost of gold, silver, platinum, palladium, and copper is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.

The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measures - Profitability
(Unaudited)

	First Quarter Ended		Fourth Quarter Ended
(Millions except per share amounts)	March 29, 2019	March 30, 2018	December 31, 2018
GAAP as Reported
Net Sales	$301.4	$303.5	$298.1
Operating profit	21.4	13.3	14.4
Net income (loss)	16.9	10.6	(20.8)
EPS - Diluted	$0.82	$0.51	$(1.03)

Operating Profit Special Items
Cost reductions	$—	$—	$5.6
Legacy legal & environmental costs	—	0.7	—
LIFO inventory adjustment	—	—	(1.9)
Total operating profit special items	$—	$0.7	$3.7
Operating Profit Special Items - net of tax	$—	$0.6	$4.1
Other Non-Operating Expense Special Items - net of tax	$—	$—	$31.4
Tax Special Item	$—	$(0.6)	$(1.3)

Non-GAAP Measures - Adjusted Profitability
Value-added (VA) sales	$187.7	$181.3	$185.8
Operating profit	21.4	14.0	18.1
Operating profit % of VA	11.4%	7.7%	9.7%
Net income	16.9	10.6	13.4
EPS - Diluted	$0.82	$0.51	$0.65

In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 4, we have adjusted the results for certain special items such as non-cash pension settlement charges, cost reduction initiatives (i.e., severance), legacy legal and environmental costs, certain LIFO inventory adjustments, and certain income tax items from the applicable GAAP financial measure. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation and Subsidiaries
Value-added sales by Market
(Unaudited)

	First Quarter Ended			Fourth Quarter Ended
(Millions)	March 29, 2019	March 30, 2018	% Change	December 31, 2018	% Change
Materion Corporation
Consumer Electronics	$50.9	$53.6	(5.0)%	$52.9	(3.8)%
Industrial Components	28.2	32.1	(12.1)%	27.6	2.2%
Defense	19.6	12.3	59.3%	19.0	3.2%
Energy	19.4	17.4	11.5%	18.0	7.8%
Medical	16.1	15.5	3.9%	15.8	1.9%
Automotive Electronics	13.4	14.8	(9.5)%	13.1	2.3%
Telecom Infrastructure	10.2	8.7	17.2%	9.7	5.2%
Other	29.9	26.9	11.2%	29.7	0.7%
Total	$187.7	$181.3	3.5%	$185.8	1.0%
Performance Alloy and Composites
Consumer Electronics	$18.5	$20.0	(7.5)%	$20.7	(10.6)%
Industrial Components	22.0	25.8	(14.7)%	21.4	2.8%
Defense	12.7	6.6	92.4%	12.2	4.1%
Energy	10.6	6.4	65.6%	10.4	1.9%
Medical	2.7	1.6	68.8%	2.8	(3.6)%
Automotive Electronics	13.4	14.6	(8.2)%	12.8	4.7%
Telecom Infrastructure	8.9	7.1	25.4%	8.6	3.5%
Other	20.8	18.2	14.3%	21.2	(1.9)%
Total	$109.6	$100.3	9.3%	$110.1	(0.5)%
Advanced Materials
Consumer Electronics	$28.7	$29.3	(2.0)%	$27.4	4.7%
Industrial Components	3.2	3.8	(15.8)%	3.2	—%
Defense	1.7	1.4	21.4%	1.5	13.3%
Energy	8.8	11.0	(20.0)%	7.6	15.8%
Medical	4.0	2.9	37.9%	3.2	25.0%
Automotive Electronics	—	—	—%	—	—%
Telecom Infrastructure	1.2	1.5	(20.0)%	1.1	9.1%
Other	9.9	8.4	17.9%	8.8	12.5%
Total	$57.5	$58.3	(1.4)%	$52.8	8.9%
Precision Coatings
Consumer Electronics	$3.7	$4.3	(14.0)%	$4.9	(24.5)%
Industrial Components	3.0	2.5	20.0%	2.8	7.1%
Defense	5.3	4.3	23.3%	5.4	(1.9)%
Energy	—	—	—%	—	—%
Medical	9.5	11.0	(13.6)%	9.8	(3.1)%
Automotive Electronics	—	0.2	—%	0.3	—%
Telecom Infrastructure	—	0.1	—%	—	—%
Other	1.0	1.2	(16.7)%	1.0	—%
Total	$22.5	$23.6	(4.7)%	$24.2	(7.0)%

Eliminations	$(1.9)	$(0.9)		$(1.3)